UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2015

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue
38th Floor
New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 22, 2015, Liquid Holdings Group, Inc. (the “Company” or “Liquid”) received a letter (the “Notice”) from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Global Market under NASDAQ Listing Rule 5450(a)(1).

The Notice has no effect on the listing of Liquid’s common stock at this time. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until July 21, 2015, to regain compliance with the minimum $1.00 price per share requirement. If at any time before July 21, 2015 the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days (subject to being increased at the discretion of NASDAQ’s Staff pursuant to NASDAQ Listing Rule 5810(c)(3)(F)), the Company will regain compliance.

If the Company does not regain compliance by July 21, 2015, it may be eligible to receive an additional 180 calendar day compliance period to demonstrate compliance. To be eligible to receive this additional compliance period, the Company must, among certain other requirements, meet The Nasdaq Capital Market initial listing criteria set forth in NASDAQ Listing Rule 5505, except for the minimum bid price requirement. If the Company is not eligible for an additional compliance period at that time, NASDAQ will provide the Company with written notification that its common stock will be delisted. Upon such notice, the Company may appeal the NASDAQ Staff’s determination to a NASDAQ Hearings Panel pursuant to the procedures set forth in the applicable NASDAQ Listing Rules. There can be no assurance that, if the Company appeals the NASDAQ Staff’s determination, such appeal would be successful.

The Company is currently evaluating its alternatives to resolve this listing deficiency.

On January 26, 2015, the Company issued a press release announcing receipt of the Notice. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated January 26, 2015, issued by Liquid Holdings Group, Inc.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to the Company’s ability regain compliance with the NASDAQ Listing Rules; the ability of the Company to extend its compliance period beyond July 21, 2015; the actions that NASDAQ and its Staff may take in respect of the Company’s listing; and the steps that the Company might take to remediate its listing deficiency. These statements are based on Liquid’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled “Risk Factors” in our 2013 Form 10-K and in our Quarterly Reports on Form 10-Q, could harm the Company’s business, prospects, results of operations, liquidity and financial condition. Except as required by applicable law, including the securities laws and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.

Date: January 26, 2015

	By:	/s/ Peter R. Kent
Name: Peter R. Kent
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 26, 2015, issued by Liquid Holdings Group, Inc.